EXHIBIT 32.1
STATEMENT OF MICHAEL J. EDWARDS,
INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER OF BORDERS GROUP, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Michael J. Edwards, certify that the Form 10-K for the year ended January 30, 2010, of Borders Group, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Borders Group, Inc.
Date: April 1, 2010

/s/ MICHAEL J. EDWARDS
Michael J. Edwards
Interim President and Chief Executive Officer
Borders Group, Inc.